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                                                                    EXHIBIT 3.13


                          CERTIFICATE OF INCORPORATION

                                       OF

                             HERITAGE BRANDS, INC.

                                   ARTICLE I

       The name of the corporation is Heritage Brands, Inc. (hereinafter referred to as the "Corporation").

                                   ARTICLE II

       The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

       The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

       The total number of shares of stock that the Corporation shall have authority to issue is ten thousand (10,000) shares of Common Stock, par value $.01 per share.

                                   ARTICLE V

       The name and mailing address of the incorporator is as follows:

              Name                                Mailing Address
              ----                                -----------------

       Michael J. Cramer                          5956 Sherry Lane
                                                  Suite 1100
                                                  Dallas, Texas  75225

                                   ARTICLE VI

       In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is authorized to adopt, amend or repeal the By-Laws of the Corporation.

                                  ARTICLE VII

       Election of directors of the Corporation need not be by ballot unless the By-Laws so require.
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                                  ARTICLE VIII

       Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all of the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

                                   ARTICLE IX

       To the fullest extent that the General Corporation Law of the State of Delaware as it exists on the date hereof or as it may hereafter be amended permits the limitation or elimination of the liability of directors, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to this Certificate of Incorporation, directly or indirectly by merger, consolidation or otherwise, having the effect of amending or repealing any of the provisions of this ARTICLE NINTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal, unless such amendment shall have the effect of further limiting or eliminating such liability.

       The undersigned, being the sole incorporator named above, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, has signed this Certificate on August 15, 1994, and does hereby acknowledge that it is his act and deed and that the facts herein stated are true.




                                           /s/ Michael J. Cramer
                                           -------------------------------------
                                           Michael J. Cramer